Exhibit 10.4

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT ROGER JANSSEN This Amendment to the Executive Employment Agreement ("Agreement") between 3 DX Industries, Inc . , a Nevada corporation ("Company") and Roger Janssen ("Executive") . The Company and Executive are sometimes referred to herein individually as a "Party" and collectively as the "Parties . " WITNESSETH: WHEREAS, the Parties have a signed Executive Employment Agreement dated December 18, 2013 and wish to Amend the Agreement based on the terms and conditions below; and WHEREAS, the Parties mutually agree that this Amendment Agreement shall be effective as of May 1, 2017 (the "Effective Date"). NOW, THEREFORE, the parties agree to the following amendment(s); 1. COMPENSATION. (a) Base Salary. The Company shall pay to Executive a base salary of $96,000 USO per year (the "Base Salary"), which shall be payable on a monthly basis . The entire understanding and agreement between the Parties relating to the amendment has been incorporated into this Amendment Agreement, all other terms and conditions as stated in the Executive Employment Agreement dated December 18 , 2013 between the parties will remain in full force and effect . IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the I st day ofMay, 2017 . ("EXECUTIVE")

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